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                        JOHN OSTLER; M.Sc., P. Geo
                           Consulting Geologist
                        Vancouver, British Columbia,
                                 Canada


PRINCETON VENTURES, INC.
Vancouver, British Columbia
Canada


                    CONSENT OF GEOLOGICAL CONSULTANT
                    --------------------------------


I hereby consent to the inclusion and reference of my report dated
June 30, 2001 entitled "The Merry Property" in the Form SB-2 Registration Statement to be filed by Princeton Ventures, Inc. with the United States Securities and Exchange Commission.




Dated the 1st day of October, 2001



/s/ John Ostler
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John Ostler
Consulting Geologist